EXHIBIT 21
                                                          ----------
                    BRISTOL-MYERS SQUIBB COMPANY
                         SUBSIDIARY LIST

2309 Realty Corporation
345 Park Corporation
77 Wilson St., Corp.
A.G. Medical Services, P.A.
Agit Ges. fuer Informationssysteme und Techniken m.b.H.
Alive & Well, Inc.
Allard Laboratories, Inc.
Allard Labs Acquisition LLC
Apothecon BV
Apothecon Farmaceutica Ltda.
Apothecon, Inc.
Apothecon, S.A.
Astel Laboratoires S.A.R.L.
Auslandsbeteiligungs Holding, GmbH
B-MS GeneRx
B. L. Pharmaceuticals (Proprietary) Limited
Blisa Acquisition LLC
Blisa, Inc.
BMS Holdings
BMS Investco SAS
BMS Music Company
BMS-Generiques SA
BMSIC Pharma Handels GmbH & Co. KG
BMSIC Pharma-Handels Verwaltungs GmbH
Boclaro Inc.
Bristol (Iran) S.A.
Bristol Arzneimittel G.m.b.H.
Bristol Caribbean, Inc.
Bristol Foundation
Bristol Iran Private Company Limited
Bristol Laboratories Corporation
Bristol Laboratories Inc.
Bristol Laboratories International, S.A.
Bristol Laboratories Medical Information Systems Inc.
Bristol Pharmaceutical Information Center, S.A.
Bristol-Myers (Bangladesh) Inc.
Bristol-Myers (Japan) Limited
Bristol-Myers (Private) Limited
Bristol-Myers (Zaire) Ltd.
Bristol-Myers Award Superannuation Pty. Ltd.
Bristol-Myers Barceloneta, Inc.


                                  E-5-1

                         BRISTOL-MYERS SQUIBB COMPANY
                              SUBSIDIARY LIST

Bristol-Myers Company Limited
Bristol-Myers de Mexico, S. de R. L. de C.V.
Bristol-Myers Foreign Sales Corporation
Bristol-Myers Ges.m.b.H.
Bristol-Myers Industrial (Dominicana), Inc.
Bristol-Myers International s.r.l.
Bristol-Myers Lion Ltd.
Bristol-Myers Middle East S.A.L.
Bristol-Myers Nederland Inc.
Bristol-Myers Oncology Therapeutic Network, Inc.
Bristol-Myers Overseas Corporation
Bristol-Myers Overseas Corporation (Guam Branch)
Bristol-Myers Overseas Corporation (Korea - Branch)
Bristol-Myers Pakistan (Pvt.) Limited
Bristol-Myers S.A.
Bristol-Myers Squibb (China) Investment Co., Ltd.
Bristol-Myers Squibb (Guangzhou) Ltd.
Bristol-Myers Squibb (Hong Kong) Limited
Bristol-Myers Squibb (Malaysia) Sendirian Berhad
Bristol-Myers Squibb (N.Z.) Limited
Bristol-Myers Squibb (Phil.) Inc.
Bristol-Myers Squibb (Proprietary) Limited
Bristol-Myers Squibb (Russia)
Bristol-Myers Squibb (Singapore) Pte. Limited
Bristol-Myers Squibb (Taiwan) Ltd.
Bristol-Myers Squibb (Thailand) Ltd.
Bristol-Myers Squibb (West Indies) Ltd.
Bristol-Myers Squibb A.E.B.E.
Bristol-Myers Squibb A.G.
Bristol-Myers Squibb Aktiebolag
Bristol-Myers Squibb Argentina, S.A.*
Bristol-Myers Squibb Asia/Pacific, Inc.
Bristol-Myers Squibb Asia/Pacific, Inc. (Singapore - Branch)
Bristol-Myers Squibb Auslandsbeteiligungs Holding, GmbH
Bristol-Myers Squibb Australia Pty. Ltd.
Bristol-Myers Squibb B.V.
Bristol-Myers Squibb Belgium, S.A.
Bristol-Myers Squibb Brasil, S.A.
Bristol-Myers Squibb Business Services Limited
Bristol-Myers Squibb Canada Inc.
Bristol-Myers Squibb Company
Bristol-Myers Squibb de Colombia S.A.
Bristol-Myers Squibb de Costa Rica, S.A.

                             E-5-2

                        BRISTOL-MYERS SQUIBB COMPANY
                              SUBSIDIARY LIST

Bristol-Myers Squibb de Guatemala, S. A.
Bristol-Myers Squibb de Mexico, S de R.L. de C.V.
Bristol-Myers Squibb de Venezuela, S.A.
Bristol-Myers Squibb del Ecuador, C.A.
Bristol-Myers Squibb Delta Holdings, L.L.C.
Bristol-Myers Squibb Dominicana, S.A.
Bristol-Myers Squibb Europa PLC
Bristol-Myers Squibb Europe Headquarters SARL
Bristol-Myers Squibb Export SA
Bristol-Myers Squibb Farmaceutica Portuguesa Limitada
Bristol-Myers Squibb G.m.b.H.
Bristol-Myers Squibb Ges. m.b.H.
Bristol-Myers Squibb Global Properties Ltd.
Bristol-Myers Squibb Holding Germany GMBH
Bristol-Myers Squibb Holdings B.V.
Bristol-Myers Squibb Holdings Limited
Bristol-Myers Squibb Holdings Limited (Ireland - Branch)
Bristol-Myers Squibb Holdings Limited (Kenya - Branch)
Bristol-Myers Squibb Ilaclari Limited Sirketi
Bristol-Myers Squibb Ilaclari, Inc.
Bristol-Myers Squibb Ilaclari, Inc. (Turkey - Branch)
Bristol-Myers Squibb International Company
Bristol-Myers Squibb International Corporation
Bristol-Myers Squibb International Corporation (Belgium - Branch)
Bristol-Myers Squibb International Corporation (Egypt - Branch)
Bristol-Myers Squibb International Corporation (Spain - Branch)
Bristol-Myers Squibb International Insurance Company
Bristol-Myers Squibb International Limited
Bristol-Myers Squibb Investco, Inc.
Bristol-Myers Squibb K.K.
Bristol-Myers Squibb Korea Ltd.
Bristol-Myers Squibb Laboratories Company
Bristol-Myers Squibb Manufacturing
Bristol-Myers Squibb MEA S.A. (Saudi Arabia - Branch)
Bristol-Myers Squibb MEA S.A. (Switzerland)
Bristol-Myers Squibb MEA S.A.(Egypt - Branch)
Bristol-Myers Squibb Norway Ltd.
Bristol-Myers Squibb Pakistan (Pvt.) Ltd.
Bristol-Myers Squibb Peru S.A.
Bristol-Myers Squibb Pharmaceuticals Limited (England)
Bristol-Myers Squibb Pharmaceuticals Limited (Ireland)
Bristol-Myers Squibb Products S.A.
Bristol-Myers Squibb Puerto Rico, Inc.

                            E-5-3

                        BRISTOL-MYERS SQUIBB COMPANY
                             SUBSIDIARY LIST

Bristol-Myers Squibb S.p.A.
Bristol-Myers Squibb Service Ltd.
Bristol-Myers Squibb Sp. z o.o.
Bristol-Myers Squibb Spol. s r.o.
Bristol-Myers Squibb Superannuation Plan Pty. Ltd.
Bristol-Myers Squibb Zentrum Fuer Forschung Und Fortbildung Im
     Gesundheitswesen G.m.b.H.
Bristol-Myers Squibb, S.A.
Bristol-Myers Zimmer Award Superannuation Plan
Bristol-Salor Pharma G.m.b.H.
Cancer Research, Inc.
Carboplant Spezialimplante GmbH
CJG Partners, L.P.
Clairol Brazil Ltda.
Clairol Incorporated
Clairol International S.r.l.
Clairol Limited
Comercializadora RPM, S. De R.L. De C.V.
Compania Bristol-Myers Squibb de Centro America (El Salvador Branch) Compania Bristol-Myers Squibb de Centro America (Honduras Branch) Compania Bristol-Myers Squibb de Centro America (Nicaragua Branch) Compania Bristol-Myers Squibb de Centro America (Panama Branch) Convatec Limited
Convatec Spot s r.o.
Convatec Vertriebs G.m.b.H.
Convatec, S.A.
CRBM GIE
Delmed S.A.
Dermogroup S.R.L.
Dong-A-Biotech Co., Ltd.
Duart Industries, Ltd.
E. R. Squibb & Sons de Venezuela, C.A.
E. R. Squibb & Sons Inter-American (Chile - Branch)
E. R. Squibb & Sons Inter-American Corporation
E. R. Squibb & Sons Inter-American Corporation (Colombia - Branch)
E. R. Squibb & Sons Inter-American Corporation (PRico - Branch)
E. R. Squibb & Sons Limited
E. R. Squibb & Sons, Inc.
E. R. Squibb & Sons, Inc. (England - Branch)*
Elektrochemische Ges.Hirschfelde M.b.H.
ESS Partners, L.P.
EWI Corporation
F.A.I.R. Laboratories Limited


                              E-5-4

                    BRISTOL-MYERS SQUIBB COMPANY
                           SUBSIDIARY LIST

G.I.E. Centre de Recherche de Biologie Moleculaire
G.I.E. Institut de Recherche Squibb
Grove Insurance Company Ltd.
Grove Limited
Grove Products (Far East) Limited
Grove Products (Far East) Limited (India - Branch)
Heyden Farmaceutica Portugesa Limitada
Iris Acquisition Corp.
JG Partners, L.P.
Kingsdown Medical Consultants Limited
Laboratoire Oberlin
Laboratoires Convatec S.A.
Laboratoires Guieu France S.a.r.l.
Laboratoires UPSA
Laboratori Guieu S.p.A.
Lawrence Laboratories
Linson Investments Limited
Linson Pharma Inc.
Listo B.V.
Logics International, Inc.
Matrix Essentials Itallia SRL
Matrix Essentials, Inc.
Mead Johnson & Company
Mead Johnson (Guangzhou) Ltd.
Mead Johnson (Manufacturing) Jamaica Limited
Mead Johnson A.E.B.E.
Mead Johnson B.V.
Mead Johnson de Mexico, S. de R.L. de C.V.
Mead Johnson Farmaceutica Limitada
Mead Johnson International Limited (Argentine - Branch)
Mead Johnson International Limited (Canada)
Mead Johnson International Limited (Colombia - Branch)
Mead Johnson Jamaica Ltd.
Mead Johnson Limited
Mead Johnson Pharmaceutical, Inc.
Mead Johnson S.p.A.
MEC Subsidiary Corporation
Medical Engineering Corporation
Monarch Crown Corporation
Oncogen Limited Partnership
Oncology Therapeutics Network Automated Technologies, Inc.
Oncology Therapeutics Network Corporation
Oncology Therapeutics Network Joint Venture, L.P.


                            E-5-5

                       BRISTOL-MYERS SQUIBB COMPANY
                            SUBSIDIARY LIST

Orthoplant Endoprothetik GmbH
Osmat S.A.
OTN Online, Inc.
OTN Parent Corp.
Oy Bristol-Myers Squibb (Finland) AB
P. T. Squibb Indonesia
Pharmagen
Pharmavit Rt.
PRB Partners, L.P.
Princeton Pharmaceuticals, S.A.
echerche et Propriete Industrielle
Redmond Products de Mexico, S. De R.L. De C.V.
Redmond Products Distributing, Inc.
Redmond Products International, Inc.
Redmond Products, Inc.
Route 22 Real Estate Holding Corporation
RPI Management, Inc.
S+G Implants G.m.b.H.
S.O.F.C.A.
Salorpharma G.m.b.H.
Sanofi Pharma Bristol-Myers Squibb SNC
Schuppert Meubelen Holten B.V.
Selecciones Mercantiles, S.A. de C.V.
Sino-American Shanghai Squibb Pharmaceuticals Limited
Societe Francaise de Complements Alimentaires
Squibb (Far East) Limited
Squibb (Far East) Limited (Taiwan - Branch)
Squibb (Nigeria) Limited
Squibb (Thailand) Limited
Squibb ApS
Squibb Convatec Medical Products Co. Ltd.
Squibb Development Limited
Squibb Farmaceutica Portuguesa, Limitada
Squibb Industria Farmaceutica, S.A.
Squibb Manufacturing, Inc.
Squibb Middle East S.A. (Egypt - Branch)
Squibb Middle East S.A. (Jordan - Branch)
Squibb Middle East S.A. (Panama)
Squibb Overseas Investments, Inc.
Squibb Pacific Limited
Squibb Pharma G.m.b.H.
Squibb Properties, Inc.
Squibb Surgicare Limited


                           E-5-6

                      BRISTOL-MYERS SQUIBB COMPANY
                            SUBSIDIARY LIST

Squibb-von Heyden G.m.b.H.
Stamford Holdings B.V.
Swords Holdings I, L.L.C.
Swords Holdings II, L.L.C.
Swords Laboratories
T S V Corporation
Tallosa, S.A.
The B-M Group (Proprietary) Limited
Unterstuetzungskasse Bristol-Myers Squibb G.m.b.H.
Upsamedica LDA
Upsamedica SA NV
Upsamedica SpA
Von Heyden Pharma G.m.b.H.
Wallingford Research, Inc.
Westwood-Intrafin, S.A.
Westwood-Squibb Holdings, Inc.
Westwood-Squibb Pharmaceuticals, Inc.
Zimmer B.V.
Zimmer Caribe, Inc.
Zimmer Chirurgie G.m.b.H.
Zimmer Europe Co-Ordination Centre N.V.
Zimmer Europe Limited
Zimmer Limited
Zimmer New Zealand Limited
Zimmer of Canada Limited
Zimmer Pte. Ltd.
Zimmer S. A. S.(France)
Zimmer S.A. (Spain)
Zimmer S.R.L.
Zimmer SAS
Zimmer, Inc.

                              E-5-7